    As filed with the Securities and Exchange Commission on February 2, 2000
                                                   Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------
                         LITHIUM TECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                        13-3411148
          --------                                        ----------
(State or other Jurisdiction of)               (IRS Employer Identification No.)

                                5115 Campus Drive
                      Plymouth Meeting, Pennsylvania 19462
                    (Address of principal executive offices)

                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                  DAVID J. CADE
                      Chairman and Chief Executive Officer
                         Lithium Technology Corporation
                                5115 Campus Drive
                      Plymouth Meeting, Pennsylvania 19462
                     (Name and address of agent for service)

                                 (610) 940-6090
          (Telephone number, including area code, of agent for service)

                             ----------------------
                                    Copy to:
                             BARBARA J. COMLY, ESQ.
                           Gallagher, Briody & Butler
                               212 Carnegie Center
                                    Suite 402
                           Princeton, New Jersey 08540
                                 (609) 452-6000


CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                        Proposed maximum       Proposed maximum
     Title of securities              Amount to be       Offering price       aggregate offering       Amount of
       to be registered                Registered         Per share (1)              price         registration fee
---------------------------------- ------------------ ---------------------- --------------------- -----------------

         Common Stock,             3,000,000 Shares          $1.26               $3,780,000.00          $997.92
   par value $.01 per share

====================================================================================================================



(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported bid and asked price of shares of Common Stock on January 31, 2000, as reported on the OTC Bulletin Board.


The shares covered by this Registration Statement are shares to be granted under the plan described herein or shares issuable upon the exercise of stock options granted or to be granted under such plan. There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, as filed by Lithium Technology Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a)      The Company's latest annual report, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock of the Company that is contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Article V of the Company's By-laws provides for the indemnification of an "authorized representative" of the Company (a) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, by reason of the fact that such person was or is an authorized representative of the Company, in connection with a threatened, pending or completed third party proceeding, whether civil or criminal, administrative or investigative, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and (b) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of a threatened, pending or completed corporate proceeding, by reason of the fact such person was or is an authorized representative of the Company, if such person acted under the standards set forth in section (a) above and if such person was not found liable to the Company (or if so found liable, if a proper court found such person to be fairly and reasonably entitled to indemnification). The Company's By-laws further provide for mandatory indemnification of authorized representatives of the Company who have been successful in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred in connection with such defense. An "authorized representative" of the Company includes a director, officer, employee or agent of the Company, or a person serving at the request of the Company as a director, officer of another corporation, partnership, joint venture, trust or other enterprise.

                  In addition, Article Ninth of the Company's Certificate of Incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors or officers of a corporation, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of such director's duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following is a list of exhibits filed as part of this registration statement.

Exhibit Number              Exhibit
--------------              -------

 5.1                        Opinion of Gallagher, Briody & Butler


23.1                        Consent of Deloitte & Touche LLP


22.2                        Consent of Wiss & Company, LLP

23.3 Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by referenced in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants in the 1999 Stock Incentive Plan who do not otherwise receive such material as shareholders of the Company, at the time such material is sent to shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plymouth Meeting, Commonwealth of Pennsylvania, on this 2nd day of February, 2000.


                                    Lithium Technology Corporation

                                    By: /s/ David J. Cade
                                       ------------------------------
                                        David J. Cade
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints David
J. Cade, Chairman and Chief Executive Officer, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


     Signature                              Capacity                                 Date
     ---------                              --------                                 ----

/s/ David J. Cade                           Chairman and                             February 2, 2000
-----------------------------------         Chief Executive Officer
David. J. Cade                              (Chief Executive Officer and
                                            Acting Principal Financial Officer)


/s/ George Ferment                          Director                                 February 2, 2000
-----------------------------------
George Ferment

/s/ Stephen F. Hope                         Director                                 February 2, 2000
-----------------------------------
Stephen F. Hope

/s/ Ralph D. Ketchum                        Director                                 February 2, 2000
-----------------------------------
Ralph D. Ketchum

/s/ Arif Maskatia                           Director                                 February 2, 2000
-----------------------------------
Arif Maskatia

/s/ John J. McFeeley                        Director                                 February 2, 2000
-----------------------------------
John J. McFeeley

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
------                              -------



 5.1 -               Opinion of Gallagher, Briody & Butler

23.1 -               Consent of Deloitte & Touche LLP

23.2 -               Consent of Wiss & Company, LLP

23.3 -               Consent of Gallagher, Briody & Butler (included as part of
                     Exhibit 5.1)

24.1 -               Power of Attorney (included as part of the signature page)